As filed with the Securities and Exchange Commission on October 9, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRANCHOUT FOOD INC.

(Exact name of Registrant as specified in its charter)

Nevada	87-3980472
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Branchout Food Inc.

205 SE Davis Ave., Suite C
Bend, Oregon 97702

(844) 263-6637

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Healy
Chief Executive Officer
205 SE Davis Ave., Suite C
Bend, Oregon 97702
(844) 263-6637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Zev M. Bomrind, Esq.

Pachulski Stang Ziehl & Jones, LLP

1700 Broadway, 36th Floor

New York, NY 10019
(212) 561-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large-accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2026

PRELIMINARY PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

Branchout Food Inc. may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised any combination of these securities in an aggregate maximum amount of up to $50,000,000.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BOF.” On October 8, 2026, the last reported sale price of our common stock on Nasdaq was $3.54 per share. There is currently no market for other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. As of October 9, 2026, the aggregate market value of our common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $57.5 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have sold securities with a value of approximately $7.4 million in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update, or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on Nasdaq or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT, IF APPLICABLE, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may over-allot a portion of the securities.

The date of this prospectus is                            , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised of any combination of these securities in one or more offerings up to an aggregate dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update, or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Branchout Food, Inc.” and “the company” refer to Branchout Food Inc., a Nevada corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, future products, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our reports filed from time to time under the Securities Act and/or the Exchange Act, including the risks identified under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus in their entirety. We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 5 of this prospectus and incorporated by reference to our most recent Annual Report on Form 10-K any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K.

Business Overview

We are a growth-stage consumer packaged foods company focused on developing, manufacturing, marketing, and distributing clean-label, plant-based dried fruit and vegetable snacks for retail and foodservice markets through BranchOut-branded products, private-label offerings, and ingredient sales. We operate a 50,000 square foot manufacturing facility in Pisco, Peru, where we produce finished goods using proprietary GentleDry™ technology licensed from EnWave Corporation.

Our operating model is manufacturing-led and dependent on agricultural sourcing, production scale, and retail distribution. We continue to scale manufacturing operations at our Peru Facility while supporting existing customer programs and pursuing new product opportunities.

We have also recently expanded our production area to support high-protein dehydrated cheese products in an allergen-free environment. We believe additional capacity may support future revenue growth, improved production flexibility and margin enhancement, although no assurance can be given regarding timing or results.

Our Products

We develop, manufacture and market dehydrated fruit and vegetable products using licensed GentleDry™ technology at the Peru Facility. Our products are sold through three primary channels: BranchOut branded retail snack products, private-label products for major retailers, and fruit and vegetable ingredient products sold to food manufacturers.

Our BranchOut branded products consist primarily of shelf-stable fruit and vegetable snacks designed to preserve the natural flavor, color and texture of the underlying produce. These products are distributed through grocery, club, online and direct-to-consumer channels.

We also manufacture private-label dehydrated snack products for major North American retailers, which are sold under customer brands through their existing retail distribution channels. In addition, we produce dehydrated fruit and vegetable ingredients, including pieces, powders and inclusions, for use in cereals, snack bars, baked goods, salads, ready-to-eat meals and other packaged food applications.

We continue to develop additional fruit and vegetable snack products and ingredient formats for both branded and private label customers. Product development efforts are focused on expanding our snack portfolio, supporting private label programs for large retailers, and developing new ingredient applications for food manufacturers. From time to time, we engage with potential commercial partners and institutional customers to develop products tailored to specific applications.

Operating Strategy and Key Performance Drivers

We are focused on executing a growth-stage strategy that balances product innovation, distribution expansion, and disciplined manufacturing scale-up. As a manufacturing-led business, our strategy emphasizes aligning customer growth and product development with production capacity, supply-chain execution, and cost control.

Key elements of our strategy include:

●	Driving revenue growth through customer onboarding and product expansion, by developing new snack and ingredient products designed to generate repeat consumer demand and support scalable retail and foodservice placement.
●	Expanding distribution channels across national and regional retail, club, grocery, and private-label platforms to increase product availability while maintaining disciplined customer and channel selection.
●	Scaling manufacturing utilization and capacity, with a focus on achieving high utilization at our Peru Facility while investing in incremental capacity expansion to support anticipated demand, operational efficiency, and margin improvement.
●	Maintaining operational discipline during scale-up, including production planning, inventory management, quality control, and supply-chain coordination, to support consistent product quality, reliable fulfillment, and cost management as volumes increase.

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Management believes that executing a manufacturing-led growth strategy allows us to compete effectively by pairing differentiated products with scalable operations, while managing the complexity and execution demands inherent in expanding within the consumer-packaged foods industry.

Corporate and other Information

We were incorporated as Avochips Inc., an Oregon corporation, on February 21, 2017, and on November 2, 2017, we converted into Avochips, LLC, an Oregon limited liability company. On November 19, 2021, we converted from an Oregon limited liability company into BranchOut Food Inc., a Nevada corporation.

The Securities We May Offer

We may offer up to $50,000,000 of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units comprised any combination of these securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may offer the securities to or through underwriters, dealers, or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents, or other entities involved in the offer and sale of securities described in that prospectus supplement and any applicable fee, commission, or discount arrangements with them.

Common Stock

We may offer shares of our common stock, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a cash dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

We may issue preferred stock in one or more series. Our Board of Directors or a committee designated by the Board of Directors will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution, or the winding up of BranchOut Food Inc., voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our most Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act.

These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, units, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion, or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. Pending these uses, we may invest our net proceeds from this offering primarily in our non-interest bearing depositary accounts, U.S. Treasury money market funds or invest them temporarily in short-term or marketable securities until we use them for their stated purpose. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation and Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws and to the applicable provisions of Nevada law.

General

Our Articles of Incorporation authorizes us to issue up to 80,000,000 shares of common stock, par value $0.001 per share, and 8,000,000 shares of preferred stock, par value $0.001 per share. As of October 9, 2026, we had 16,259,707 shares of common stock outstanding and no shares of preferred stock outstanding. Pursuant to our Articles of Incorporation, our Board of Directors generally has the authority to designate, from time to time and without stockholder approval, preferred stock in one or more class or series, and to prescribe with respect to each such class or series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating to such class or series.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Anti-takeover Provisions

Certain provisions of Nevada law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the Company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our shares from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securitize, LLC, formerly Pacific Stock Transfer Company. Securitize’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782. The email address for the transfer agent is: info@securitizemarkets.io. Further information about the transfer agent is available at its website, located at: https://securitize.io/pacific-stock-transfer.

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DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our common stock or preferred stock, or any combination thereof. Warrants may be issued independently or together with our common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. You should read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and available as described in the section titled “Where You Can Find More Information.”

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We may use any one or more of the following methods when offering and selling securities:

●	underwritten transactions;

●	privately negotiated transactions;

●	sales through the Nasdaq Capital Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

●	sales in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	broker-dealers may agree to sell a specified number of such securities at a stipulated price per share;

●	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	“at-the-market offerings” to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	exchange distributions and/or secondary distributions;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the sales price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial price to public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

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We may issue to the holders of our common stock on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will offer and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents in each case in a manner that constitutes an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

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Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, and except in the case of our common stock, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may make the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

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Any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Pachulski Stang Ziehl Jones LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The Company’s financial statements as of and for the years ended December 31, 2025 and 2024, respectively, have been incorporated by reference into this registration statement in reliance upon the report of M&K CPAS, PLLC, our independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this registration statement, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at www.branchoutfood.com. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 13, 2026;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 27, 2026, January 30, 2026, March 20, 2026, April 17, 2026, May 7, 2026, May 15, 2026, July 1, 2026, August 13, 2026, August 28, 2026, August 31, 2026 and September 2, 2026; and

●	The description of our common stock contained in our Registration Statement on Form 8-A registering the common stock under Section 12(b) of the Exchange Act filed with the SEC on June 15, 2023, as updated by the description of our common stock in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating that description.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, and after the date of this prospectus, until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.

You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:

Branchout Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

(844) 263-6637

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our website at www.branchoutfood.com. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

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Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses (other than the actual SEC registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with a distribution of the securities being registered.

Securities and Exchange Commission registration fee	$4,350.00
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent’s fees and expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1) These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this prospectus, and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. NRS 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

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Under the NRS, the indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

● Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to NRS 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

● Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The articles of incorporation of the Company provide that to the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the Company shall indemnify directors and officers of the Company in their respective capacities as such and in any and all other capacities in which any of them serves at the request of the Company. The articles of incorporation of the Company further provide that the liability of its directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, and that if the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time; and in addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Company in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Company, must be paid, by the Company or through insurance purchased and maintained by the Company or through other financial arrangements made by the Company, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

Further, the Company has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. Such agreements may require the Company, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

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Item 16. Exhibits

Number	Description of Document

1.1	Form of Underwriting Agreement*
3.1	Articles of Incorporation of BranchOut Food Inc. (incorporated by reference to Exhibit 3.1 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
3.2	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 1.2 of the Company’s form 8-K filed with the Securities and Exchange Commission on June 22, 2023)
3.3	Certificate of Amendment to Articles of Incorporation of BranchOut Food Inc. filed January 4, 2024 (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the Securities and Exchange Commission by BranchOut Food Inc. on January 8, 2024)
3.4	Bylaws of BranchOut Food Inc. (incorporated by reference to Exhibit 3.2 of the Form S-1 filed with the Securities and Exchange Commission by BranchOut Food Inc. on April 24, 2023)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form S-1/A filed with the Securities and Exchange Commission by BranchOut Food Inc. on June 13, 2023)
4.2	Form of Preferred Stock Certificate of Designation*
4.3	Form of Warrant*
4.4	Form of Warrant Agreement*
4.5	Form of Unit Agreement*
5.1	Opinion of Pachulski Stang Ziehl & Jones LLP**
23.1	Consent of M&K CPAS, PLLC**
23.2	Consent of Pachulski Stang Ziehl & Jones LLP (included in Exhibit 5.1)**
24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)**
107	Filing Fee Table**

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference here.
**	Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend, State of Oregon, on October 9, 2026.

BRANCHOUT FOOD INC.

By:	/s/ Eric Healy
Eric Healy
Chief Executive Officer &
Chairman of the Board of Directors

POWER OF ATTORNEY

We, the undersigned directors and officers of BranchOut Food Inc., hereby severally constitute and appoint each of Eric Healy and John Dalfonsi (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for them and in their name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Eric Healy	Chief Executive Officer and Chairman
Eric Healy	(Principal Executive Officer)	October 9, 2026

/s/ John Dalfonsi	Chief Financial Officer and Director
John Dalfonsi	(Principal Financial Officer)	October 9, 2026

/s/ Greg Somerville
Greg Somerville	Director	October 9, 2026

/s/ Byron Riché Jones
Byron Riché Jones	Director	October 9, 2026

/s/ Lindsey L. Schwartz
Lindsey L. Schwartz	Director	October 9, 2026

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